SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 1994

CATERPILLAR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-768
(Commission File Number)

37-0602744
(IRS Employer I.D. No.)

100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)

61629
(Zip Code)

Registrant's telephone number, including area code:
(309) 675-1000
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Item 5.		Other Events

     On June 8, 1994, the Board of Directors of Caterpillar Inc. approved an amendment to the Company's Restated Certificate of Incorporation to effect a two-for-one stock split in the form of a 100% stock dividend. The amendment will be submitted for stockholder approval at a special meeting of stockholders to be held on August 5, 1994. The record date for stockholders entitled to vote at the meeting is June 20, 1994. If the amendment is approved by stockholders, stockholders of record as of the close of business on August 9, 1994, would be entitled to receive additional shares with respect to the split.

     On June 8, 1994, the Board of Directors of Caterpillar Inc. also approved a quarterly cash dividend of 30 cents per share on a pre-split basis, an increase of 15 cents per share from the last quarterly dividend. The cash dividend would be paid on or about August 20, 1994 to stockholders of record on July 20, 1994.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CATERPILLAR INC.



                                           By:    R. Rennie Atterbury III
                                                  R. Rennie Atterbury III
                                                       Vice President


Date:  June 8, 1994
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